Enertopia Corporation Provides Technology and Patent Update

Kelowna, British Columbia--(Newsfile Corp. - January 19, 2024) - Enertopia Corporation (OTCQB: ENRT) and (CSE: ENRT) ("Enertopia'' or the "Company") a company focused on building shareholder value through a combination of our Nevada lithium claims, intellectual property, & pending patents in the green technology space, is very pleased to provide the following lithium project update.

The Company has received comments from the USPTO (United States Patent and Trademark Office) on non provisional patent 17/751,300 (Solar Energy Collector System), at this time the USPTO has declined our application. We will not be pursuing this application any further. As a result the 1,000,000 shares in escrow that were issued upon the condition of the granting of the patent will be returned to Treasury for cancellation.

17/751,305 (Heat Recovery System), 17/888,320 (Water Producing System for a Liquid Transfer Mat). We are in the examination phase with the USPTO. We expect decisions on these two non pending patents summer 2024.

17/979/696 (Energy Management System), we are still awaiting first comments from the USPTO on this non provisional patent that is used by CapNtrack.

It is regrettably and with deep sadness that we report one of the co inventors in CapNtrack was over come by a sudden illness and has passed away. After discussions with the Estate, Enertopia and the Estate have entered into a mutual Release and Settlement Agreement. Based on the terms of the Agreement the 2,500,000 shares held in escrow will be returned to Treasury for cancellation. Also, the 25% interest in CapNtrack held by the deceased co-inventor has been returned to Enertopia. Enertopia now has a 76% ownership interest in CapNtrack with the remaining inventor holding the remaining 24% interest.

The Company continues to work on it's Hydrogen technology and will provide updates as warranted. We currently expect to file a non provisional patent on this technology before year end 2024.

"The Enertopia team of consultants looks forward to continuing to move ahead on our developing Lithium and technology assets," stated President Robert McAllister.

For additional project details please visit our website at https://enertopia.com/

About Enertopia

Defines itself as an Environmental Solutions Company focused on using modern technology on extracting lithium and verifying or sourcing other intellectual property in the EV & green technologies to build shareholder value.

Enertopia shares are quoted in the United States and Canada under ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1-888-ENRT201.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the drilling will result in an economic deposit or have any positive impact on Enertopia. There can be no assurance that the four pending patents will become patents and have a positive impact on Enertopia. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTC Markets and the CSE have not reviewed and does not accept responsibility for the adequacy or accuracy of this release.